                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Calgon Carbon Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LOGO]

CALGON CARBON CORPORATION

CALGON CARBON CORPORATION   P.O. BOX 717 PITTSBURGH, PA 15230-0717   TELEX  671 1837 CCC PGH
                                                                     PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 20, 1999 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect two Directors for the Class of 2000 and two Directors for the Class of 2002 and to vote with respect to a proposal to approve the readoption of the Company's Stock Option Plan to, among other things, make restricted shares available under the Plan, to add 2,700,000 shares and to extend the Plan until January 31, 2009. As you will see in the proxy materials, the Board of Directors has recommended that you vote for such proposal.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

                                        Very truly yours,

                                        /s/ Thomas A. McConomy
                                        Thomas A. McConomy
                                        President

March 18, 1999

                           CALGON CARBON CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, April 20, 1999 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

  (1) To elect two Directors for the Class of 2000 and to elect two Directors for the Class of 2002 (Proposal 1);

  (2) To consider a proposal to approve the readoption of the Company's Stock Option Plan to, among other things, make restricted shares available under Plan, to add 2,700,000 shares and to extend the Plan until January 31, 2009 (Proposal 2); and

  (3) To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company's Common Stock as of the close of business on March 10, 1999 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                                  Joseph A. Fischette
                                                      Secretary

March 18, 1999

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                               Table of Contents

                                                                            Page
                                                                            ----
Voting Securities and Record Date..........................................   1
Security Ownership of Management and Certain Beneficial Owners.............   1
Board of Directors and Committees of the Board.............................   3
Election of Directors (Proposal 1).........................................   5
Executive Compensation.....................................................   7
Proposal Regarding Stock Option Plan (Proposal 2)..........................  13
Independent Auditors.......................................................  23
Vote Required..............................................................  23
Other Business.............................................................  23
Stockholder Proposals......................................................  23

                           CALGON CARBON CORPORATION
                                PROXY STATEMENT

                        Annual Meeting of Stockholders

                                April 20, 1999

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 20, 1999 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 18, 1999. The Company's Annual Report to Stockholders for 1998 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 1998 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                       VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock of record as of the close of business on March 10, 1999 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 38,742,460 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned by each Director of the Company, by Thomas A. McConomy, Joseph A. Fischette, John M. MacCrum, Benjamin F. Ward, Jr. and Jonathan H. Maurer, executive officers of the Company, by Colin Bailey, who is no longer a Director or an executive officer of the Company but who is named in the summary compensation table, and by all Directors and executive officers of the Company as a group, as of the record date. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after the record date.

                                       Number   Percent
Name of Beneficial Owner              of Shares of Class
------------------------              --------- --------
Robert W. Cruickshank(1)                  9,100      *
Arthur L. Goeschel(1)                    83,600      *
Thomas A. McConomy(1)                 4,805,580   12.4%
Nick H. Prater(1)                         3,100      *
Seth E. Schofield                         2,600      *
Harry H. Weil(1)(2)                       6,700      *
Robert L. Yohe                            8,100      *
Joseph A. Fischette(1)(3)               152,158      *
John M. MacCrum(1)(2)(3)                125,466      *
Benjamin F. Ward, Jr.(1)                 28,000      *
Jonathan H. Maurer(1)                    24,100      *
Colin Bailey                          1,871,924    4.8%
All directors and executive officers
as a group (13 persons)(1)(2)(3)      5,378,887   13.8%

--------
*Less than 1%

(1) Includes (i) 3,100 shares in the case of each of Messrs. Cruickshank, Goeschel and Weil, 2,100 shares in the case of Mr. Prater, 1,100 shares in the case of Mr. McConomy and 600 shares in the case of each of Messrs. Schofield and Yohe, granted under the Company's 1993 Non-Employee Directors' Stock Option Plan, (ii) 40,000 shares in the case of each of Messrs. Fischette and MacCrum, 20,000 shares in the case of Mr. Ward and 24,000 shares in the case of Mr. Mauer granted under the Company's Stock Option Plan and (iii) 173,700 shares in the case of all Directors and executive officers as a group, in each case covered by options granted under the aforementioned plans. The "percent of class" set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2) Includes 200 shares held by Mr. Weil's wife and 400 shares held by Mr. MacCrum's wife, as to which beneficial ownership is disclaimed by Mr. Weil and Mr. MacCrum and, as to Mr. MacCrum, includes 2,300 shares held by the children of Mr. MacCrum.

(3) Includes 9,708, 7,366 and 30,587 shares in the case of Messrs. Fischette and MacCrum, and all Directors and executive officers as a group, respectively, held under the Company's Employees Growth Participation Plan and allocated to the accounts of such executive officers. That plan was terminated in 1990.

Other Beneficial Owners

Information as of December 31, 1998 with respect to the only person not otherwise disclosed in the Management table and known by the Company to be the beneficial owner of more than 5% of the Company's Stock as of the record date is as follows:

                            Beneficial Ownership
                              of Common Stock
                            -----------------------
                              Number       Percent
Name and Address            of Shares     of Class
----------------            ------------- ---------
ICM Asset Management, Inc.      3,433,649       8.9%
601 W. Main Avenue
Suite 600
Spokane, WA 99201

ICM Asset Management, Inc. has sole investment power over all shares. Voting authority has been granted to it by clients owning 2,481,999 shares.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee, the Corporate Governance Committee and the Pension Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman), Goeschel, Prater and Weil. The Executive Committee, during the intervals between meetings of the Board, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Cruickshank (Chairman), Goeschel, Prater, Schofield, Weil and Yohe. The Compensation Committee's overall responsibility is to determine and implement the Company's general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the bonus, if any, payable to each executive officer, and to certain key employees, pursuant to the Officers Incentive Plan or otherwise. The Committee (without the participation of Mr.
Weil) also administers the Company's Stock Option Plan and has the authority to grant options thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. The Audit Committee consists of Messrs. Weil (Chairman), Cruickshank, Schofield and Yohe. It is the responsibility of the Audit Committee to review and approve the Company's consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults separately with the Company's chief financial officer and his staff, and with the Company's independent external auditors, as to the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management's Discussion and Analysis of the financial statements. The Audit Committee does not customarily perform similar functions with respect to quarterly or other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company's system of internal controls is functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company's accounting principles as applied in its financial reporting. The Audit Committee periodically reviews all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company's internal policies which is brought to its attention.

Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Yohe (Chairman), Cruickshank, Prater and Schofield. The Corporate Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Corporate Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominees' qualifications. Such information should be received no later than January 31, 2000 with respect to nominations for election at the 2000 Annual Meeting of Stockholders.

Pension Committee. The Pension Committee consists of Messrs. Prater (Chairman), Cruickshank and Schofield. The Pension Committee reviews and approves the investments of the Company's defined benefit pension plans and interacts with the investment manager for such plans.

Search Committee. In 1998 the Board established a special ad hoc committee, consisting of Messrs. Yohe (Chairman), Cruickshank and Goeschel, to supervise the search for a new chief executive officer and to make recommendations to the Board of Directors as to the election of a suitable candidate and the terms of his or her employment. It is expected that the search will be concluded soon, and that this committee will then be disbanded.

During 1998, the Compensation Committee held two meetings, the Corporate Governance Committee held three meetings, the Audit Committee held three meetings, the Pension Committee held one meeting and the Executive Committee did not meet. The Board of Directors held seventeen meetings during 1998.

Compensation of Directors

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors (other than the Chairman) who are not employees of the Company receive an annual retainer of $18,000, and the Chairman receives an annual retainer of $40,000, for Board service. The Chairman of the Company, Thomas A. McConomy, is not receiving the annual retainer during the period he also serves as President and Chief Executive Officer of the Company. The retainer fees are payable in cash or Common Stock of the Company as described below. Non-employee Directors also receive a fee of $1,500 for each Board and committee meeting attended, and the Chairmen of each committee receive an additional annual retainer of $3,000. No committee meeting fees are paid for committee meetings held by telephone or on the same day as a Board meeting.

In early 1999, the Corporate Governance Committee recommended and the Board adopted a change in the directors' compensation program. The meeting attendance fees and cash retainers for committee chairmen were not changed. In addition to the annual retainer of $18,000, however, a "phantom stock" plan was adopted, which will provide each non-employee director with phantom stock with a value upon issuance of $7,000 each year. No actual stock of the Company will be issued under this plan. Instead, each director will be credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company's Common Stock equal to $7,000. Directors will be paid (either quarterly or annually) an amount equal to the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company's Common Stock changes, the credited value of the director's phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account.

The Corporate Governance Committee also recommended, and the Board adopted, reinstatement of the 1993 Non-Employee Directors' Stock Option Plan. That Plan is described below.

1997 Directors' Fee Plan. The 1997 Directors' Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of

Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors' Stock Option Plan. The 1993 Non-Employee Directors' Stock Option Plan, as amended in 1997, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $35,000 on the date of grant. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. There are previously issued options outstanding under the pre-1997 Plan, all of which have option prices in excess of the fair market value of the Common Stock on December 31, 1998.

                      ELECTION OF DIRECTORS (PROPOSAL 1)

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be seven at the present time. It is possible that the Board will choose to expand the Board during 1999 and to add the new CEO of the Company to the Board. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years. In February 1998, Colin Bailey resigned as President and Chief Executive Officer and as a Director of the Company. Due to resignations and retirements from the Board, including Mr. Bailey, at present the Class of 2000 does not have any members. The Corporate Governance Committee has divided the Class of 1999 into two classes, nominating two Directors for election in the Class of 2000 and two Directors for election in the Class of 2002.

The Board of Directors has, upon recommendation of the Corporate Governance Committee, nominated Harry H. Weil and Robert L. Yohe for reelection as Directors in the Class of 2000, and Nick H. Prater and Seth E. Schofield for reelection as Directors in the Class of 2002, and each of them has agreed to serve if elected. Messrs. Weil and Yohe will hold office until the 2000 Annual Meeting of Stockholders and Messrs. Prater and Schofield will hold office until the 2002 Annual Meeting of Stockholders, or in any case until the Director's prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company's executive officers who are not Directors.

Name                             Age                Position with the Company
----                             ---                -------------------------
                            Class of 2002
Nick H. Prater                   70                 Director
Seth E. Schofield                59                 Director
                            Class of 2001
Robert W. Cruickshank            53                 Director
Arthur L. Goeschel               77                 Director
Thomas A. McConomy               65                 Director and President and CEO
                            Class of 2000
Harry H. Weil                    65                 Director
Robert L. Yohe                   62                 Director

Name                          Age         Position with the Company
----                          ---         -------------------------
                       Executive Officers
Joseph A. Fischette            52         Senior Vice President, General
                                           Counsel and Secretary
Clarence Kenney                55         Interim Chief Financial Officer
John M. MacCrum                51         Senior Vice President
Jonathan H. Maurer             43         Senior Vice President--Manufacturing
Dennis J. Sulick               55         Vice President--Acquisition Companies
Benjamin F. Ward, Jr.          55         Senior Vice President--Technology

Mr. Fischette has been an executive officer of the Company, and Mr. MacCrum has been a key employee or an executive officer of the Company, since 1985. Mr. Ward has been Senior Vice President--Technology since August 1997. Prior thereto Mr. Ward was Research Director of Westvaco Corp., a pulp, paper and chemical manufacturer. Mr. Maurer has been Senior Vice President-- Manufacturing since March 1998. Prior thereto, he was Vice President-- Manufacturing of the Company from November 1994 until March 1998, and Plant Manager of the Big Sandy Plant of the Company prior to November 1994. Mr. Sulick has been Vice President--Acquisition Companies since December 1997. Prior thereto, he was Vice President--Americas Business Units from October 1996 until December 1997, Business Director of Industrial Business Units from June 1995 until September 1996 and Executive Director Sales of the Company prior to June 1995. Mr. Kenney was appointed Interim Chief Financial Officer in February 1999, following the resignation of William P. Mooney, Senior Vice President and Chief Financial Officer. Prior thereto, Mr. Kenney was Controller of the Company. A permanent chief financial officer is expected to be selected after the hiring of a new chief executive officer.

Mr. McConomy has been a Director of the Company since its formation in 1985. He retired as President effective July 1, 1994 but remains Chairman of the Board. Upon Mr. Bailey's resignation in February 1998, Mr. McConomy was elected President and Chief Executive Officer of the Company. Mr. McConomy is also a director of Equitable Resources, Inc.

Mr. Cruickshank has been a Director of the Company since November 1985. In 1994 Mr. Cruickshank became President of R.W. Cruickshank & Co. Prior thereto he was Chairman of the Board of Wiltek, Inc. and a private investor for more than the past five years. He is also a director of New Canaan Bank & Trust Company and Friedmans, Inc.

Mr. Goeschel has been a Director of the Company since its formation in 1985. Mr. Goeschel is a retired president of Calgon Corporation, formerly a subsidiary of Merck & Co., Inc. Mr. Goeschel is a director of the Dreyfus-Laurel Mutual Funds.

Mr. Prater has been a Director of the Company since August 1990. Until June 1990, when he retired, Mr. Prater was President and Chief Executive Officer of Mobay Corporation (now called Bayer Corporation), a chemical producer. He is also a director of Harsco Corp. and Koppers Industries, Inc.

Mr. Schofield has been a Director of the Company since December 1995. Since February 1996, Mr. Schofield has been the Chairman of Base International, a provider of corporate protection and security. From June 1992 until January 1996, when he retired, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of USX Corporation.

Mr. Weil has been a Director of the Company since its formation in 1985. Mr. Weil is counsel to the law firm of Reed Smith Shaw & McClay, which provides legal services to the Company. Mr. Weil is also a director of Erie Indemnity Company and Erie Family Life Insurance Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Prior thereto he was Executive Vice President of Olin Corporation. Mr. Yohe is also a director of Airgas, Inc., Marsulex, Inc., LaRoche Industries, Inc. and The Middleby Corporation.

                            EXECUTIVE COMPENSATION

In 1985 the Board of Directors created a Compensation Committee, consisting of at least three Directors who are not employees of the Company. One of the functions of the Compensation Committee is to review at least annually, and more often if circumstances warrant an interim review, the compensation of the Company's executive officers and the plans or formulas from which such compensation is derived. The Compensation Committee then makes recommendations to the full Board of Directors as to such matters (except for the grant of options under the Company's Stock Option Plan, which is done by the Committee alone). In order to permit grants under the Stock Option Plan to satisfy Rule 16b-3, Mr. Weil does not participate in stock compensation decisions by the Committee.

Set forth below is the report of the members of the Compensation Committee, Messrs. Cruickshank (Chairman), Goeschel, Prater, Schofield, Weil and Yohe, as to the Committee's recommendations for the compensation of the Company's executive officers applicable to 1998.

Compensation Committee Report on Executive Compensation

            General policies with respect to executive compensation
           and the relationship between compensation and performance
                  -------------------------------------------

The Compensation Committee's policies with respect to executive compensation are intended to achieve three principal goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company's base salary levels with those currently being paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers, to make sure it remains competitive.

Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of the Company as a whole and the performance of the individual officer) and a significant part of the officer's compensation. This is done through cash bonuses available to executive officers based on the Company's performance as a whole and the officer's performance as an individual. In the past, these bonuses have ranged from a high of 100% of salary to a low of zero.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire a significant equity stake in the Company, through granting them stock options at full market prices and with delayed vesting provisions. These options will become and remain important assets if, and only if, the market price of the Common Stock increases over the period of the options. Short-term price fluctuations up and down will not be as important to optionees as long-term growth. In this respect, therefore, the interests of the executive officers will be aligned directly with the interests of the stockholders in increasing stockholder value.

          Compensation policies applied to executive officers in 1997
                  ------------------------------------------

The compensation of the Company's executive officers has three main components: base salary, bonus and stock options.

Salary. Base salaries for the Company's executive officers are designed to be at levels at or slightly lower than those of executive officers of comparable companies under the so-called "Hay point" system. This system was designed some years ago by The Hay Group, Inc., an independent salary consulting firm, and it has been adopted in various forms by many companies. It enables the Company to compare its compensation to the compensation paid for similar positions by all companies participating in the Hay system, and by those companies in the same industry sector as the Company. Under this system, a certain number of "Hay points" is assigned to each executive position, depending on factors such as the relative importance of the executive's functions to the overall results of the Company, the number and complexity of functions performed by the executive, the number of employees reporting to the executive, the levels of supervision, if any, over the executive and similar factors. Once established, the number of Hay points applicable to a particular position is unlikely to change unless there is a significant change in the duties and responsibilities associated with that position.

In associating particular levels of salary with particular numbers of Hay points, the Compensation Committee is guided primarily by information as to competitive salaries from The Hay Group, Inc. The other companies compared with the Company for this purpose are selected by The Hay Group, Inc., not by the Company, and are not necessarily the same as those used for the Performance Graph in the Proxy Statement. The Compensation Committee does not engage The Hay Group, Inc. to make this comparison every year, and did not do so in 1997 or 1998. The Committee also considers the present and projected cash position of the Company, and the availability to the executive officers of additional forms of compensation described below. This consideration is done at the Committee's discretion and not on any formula or objective basis. The Committee's general philosophy is that salary levels for the Company's executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the potential compensation of an executive officer in a particular year will be more heavily weighted toward incentive compensation, such as bonus and stock options, than toward a fixed salary. In this way, the executive officer's compensation may vary from year to year and will be strongly influenced by the results achieved by the Company, therein creating shareholder value.

The base salaries of Messrs. Fischette, MacCrum and Ward for 1998 were the same as those in effect for 1997. Mr. Maurer's base salary was significantly increased in April 1998 when he was promoted to Senior Vice President-- Manufacturing and assumed responsibility for all of the Company's domestic manufacturing operations. The Committee believed this increase properly reflected Mr. Maurer's increased duties and responsibilities.

Bonus. The Officers Incentive Plan provides a bonus pool from which cash bonuses may be awarded to officers, including executive officers. The plan provides three factors for determining the total amount of bonuses that may be awarded to all participants in the plan for any year (the "bonus pool"). First is the Company's performance during the year against a "return on assets" objective, which is the average of the Company's actual return on assets for the five years prior to the award year. Second is the Company's performance during the year against an "earnings per share" objective, set by the Board of Directors at the beginning of the year. Third, the individual performance of each participant during the year is assessed by the chief executive officer and the Committee. The Company performance factors of return on assets and earnings per share are each weighted 40%, and the performance of the participants is weighted 20%. The Committee may apply a discount factor, which can be as much as 15%.

The bonus pool cannot exceed 100% of the annualized salaries of all the participants, measured at year-end. The maximum bonus for any individual participant is 100% of the participant's salary. The Committee also retains discretion under the plan to grant bonuses different from the amounts calculated on an objective basis under the plan, so long as the bonus pool is not exceeded, or to eliminate bonuses altogether. For 1998, only the performance of the individual participants resulted in any bonus pool.

For 1998 the available bonus pool, as calculated under the plan, was approximately $272,000. The Committee awarded bonuses aggregating $214,000, which was less than the total amount of bonuses awarded for 1997. Of this amount, a total of $125,000 was awarded to Messrs. Fischette, MacCrum, Maurer and Ward.

Stock options. Under the terms of the Company's Stock Option Plan adopted in 1985, the Compensation Committee alone (excluding Mr. Weil) determines that identity of the optionees, the number of shares to be covered by each option, the period of time over which the options will become vested, the rate of vesting and other terms and conditions of individual options. In determining whether to grant any options, the Committee takes into account the number of options already outstanding, the market price of the Company's Common Stock, the results achieved by the Company (such as earnings, cash flow, return on equity and other measures) and its prospects in the future. Potential dilution which could result from the exercise of options in the future is considered, as is the desirability of more closely linking the rewards of the optionees to increases in the market price of the stock.

These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors. The Committee believes that such a link provides an additional incentive to achieve results which are valued by the market, and which thus may benefit stockholders through an increased market price.

In determining whether to grant options to a particular individual, the Committee considers, again in its discretion, the level of responsibility of the individual within the Company, the effect which successful efforts by the individual may have on the overall results of the Company, the need to provide incentive compensation comparable to that available from other companies which may compete for the individual's services, and the number of unexercised options and shares of the Company's Common Stock already held by the individual.

There were no options granted to Messrs. Fischette, MacCrum, Maurer or Ward in 1998.

The Stock Option Plan makes stock appreciation rights, payable in cash, available for grant, but the Committee has not granted any. If the amendments to the Stock Option Plan are adopted by stockholders, the Stock Option Plan will also have restricted shares available for grant. Except possibly in connection with the hiring of a new CEO for the Company, the Committee does not presently intend to issue restricted shares in the immediate future.

              Compensation of the chief executive officer in 1998
                     ------------------------------------

The Company's former chief executive officer, Colin Bailey, resigned in early 1998. To replace him on a temporary basis while the Company searched for a permanent replacement and reviewed other strategic alternatives, the Board of Directors asked Mr. McConomy, who had preceded Mr. Bailey in the office, to assume Mr. Bailey's duties and responsibilities. Mr. McConomy did so, under an agreement providing for a salary at the annualized rate of $420,000. Mr. McConomy is not eligible for a bonus, and received no stock options. While serving as chief executive officer he no longer receives any additional compensation as Chairman of the Board. Mr. McConomy's previously-accrued pension rights are not affected. The Compensation Committee believed these arrangements were appropriate under the circumstances. The search for a new chief executive officer is ongoing, and is expected to be concluded in the spring of 1999.

                                  Tax policy
                                    -------

If an executive officer's compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The amendments being made to certain of the provisions in the Company's Stock Option Plan, for which stockholder approval is being requested, are intended to cause grants of stock options under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception.

 ROBERT W. CRUICKSHANK                                       SETH E. SCHOFIELD
 ARTHUR L. GOESCHEL                                          HARRY H. WEIL
 NICK H. PRATER                                              ROBERT L. YOHE

Summary Compensation Table

                             Annual Compensation
                          -------------------------      All Other
Name and Principal
Position                  Year Salary ($) Bonus ($) Compensation ($)(1)
------------------        ---- ---------- --------- -------------------
Thomas A. McConomy        1998  361,308          0          5,195
 President and Chief
  Executive
 Officer(2)

John M. MacCrum           1998  220,500     35,000            423
 Senior Vice President    1997  214,375     29,911            423
                          1996  210,000     85,680            330

Benjamin F. Ward, Jr.     1998  205,008     30,000          1,395
 Senior Vice President(3) 1997   79,375     24,401         85,967

Joseph A. Fischette       1998  195,896     25,000            348
 Senior Vice President,   1997  192,376     26,533            348
 General Counsel and
  Secretary               1996  190,000     79,675            282

Jonathan H. Maurer        1998  178,710     35,000            290
 Senior Vice President    1997  144,852     41,002              0
                          1996  138,076     28,576         44,429

Colin Bailey(4)           1998   62,500          0        596,558
                          1997  375,000     50,861          1,557
                          1996  359,585    146,711          2,592

--------
(1) Consists only of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Ward, which includes in 1997 taxable reimbursed relocation expenses of $85,967,
    (ii) Mr. Maurer, which includes in 1996 taxable reimbursed relocation expenses of $44,429 and (iii) Mr. Bailey, which includes in 1998 a final settlement payment upon termination of his employment contract of $598,558.

(2) Mr. McConomy became employed as President and Chief Executive Officer in February 1998.

(3) Mr. Ward became employed in August 1997.

(4) Mr. Bailey left the employ of the Company effective February 18, 1998.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                                Value of
                                                                               Unexercised
                                                Number of Securities          In-the-Money
                           Shares              Underlying Unexercised            Options
                         Acquired on  Value     Options at FY-End (#)       at FY-End ($)(1)
                          Exercise   Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Thomas McConomy.........       0       $ 0       1,100            0          $0           $0
Joseph Fischette........       0         0      40,000       10,000           0            0
John MacCrum............       0         0      40,000       10,000           0            0
Jonathan H. Maurer......       0         0      24,000        6,000           0            0
Benjamin F. Ward, Jr....       0         0      20,000       40,000           0            0
Colin Bailey............       0         0           0            0           0            0

--------
(1) Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 1998.

Employment Agreements

All the executive officers of the Company have entered into employment agreements with the Company. The agreements (other than the agreement of Mr. McConomy) generally provide for continued employment of the officers through December 31, 1999, with automatic one year renewals, unless prior notice of non-renewal is provided. However, the agreements may be terminated by the Company for cause or in some cases for unsatisfactory performance. The agreements provide for a base salary and for bonus compensation as determined by the Company. The agreements contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, (i) the term of the employment agreement is extended by a period of one to three years after the change in control, (ii) the employee may only be discharged for cause, and not based solely on the performance of such employee, and (iii) the employee is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending on the second anniversary. Severance is payable (or not payable) or set forth in the individual agreements, but in any case if an employee is otherwise terminated or an employee terminates his or her employment as provided in (iii) above, the Company is required to pay severance compensation to the employee for up to 36 months (or, if earlier, until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation) equal to his or her monthly compensation (including salary but not bonuses) for the calendar year immediately prior to termination. In addition, for such period the employee will receive equivalent benefits as were provided at the time of termination. The agreements also contain confidentiality and non-compete provisions.

Mr. McConomy's agreement provides for his employment at will by the Company. Mr. McConomy agrees to provide sixty days prior notice of his intention to terminate his employment. The agreement provides for a payment of salary but not for payment of bonuses or stock options. There are no change of control provisions in the agreement. Mr. McConomy's agreement also contains confidentiality and non-compete provisions.

Compensation Committee Interlocks and Insider Participation

Harry H. Weil, a member of the Compensation Committee, is counsel to the law firm of Reed Smith Shaw & McClay, which provides legal services to the Company.

Performance Graph

               Comparison of Five-Year Cumulative Total Return*
          Among Calgon Carbon's Common Stock, S&P 500 Composite Index
                  and S&P Chemicals-Specialty Composite Index




                             [GRAPH APPEARS HERE]






Measurement period                          S&P 500      S&P Chemicals
(Fiscal year Covered)     Calgon Carbon      Index        (Specialty)
Measurement PT--
12/31/93                    $100            $100            $100

FYE 12/31/94                $ 77.96         $101.32         $ 87.30
FYE 12/31/95                $100.57         $139.40         $114.74
FYE 12/31/96                $105.44         $171.40         $117.69
FYE 12/31/97                $ 95.02         $228.59         $145.73
FYE 12/31/98                $ 68.73         $293.91         $124.11



           * Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

Pension Benefits

The Company's Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. Mr. McConomy does not participate in the Company's Retirement Plan for Salaried Employees. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 1998, before any reduction to take account of benefits payable by the Company's former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

     Average annual
compensation for highest
 five consecutive years        Annual benefits for years of service (1)
   in 10-year period       -----------------------------------------------------
  preceding retirement     15 years   20 years   25 years   30 years   35 years
  --------------------     --------   --------   --------   --------   --------
       $150,000            $ 32,925   $ 43,900   $ 54,875   $ 65,850   $ 76,825
        200,000              44,550     59,400     74,250     89,100    103,950
        250,000              56,175     74,900     93,625    112,350    131,075
        300,000              67,800     90,400    113,000    135,600    158,200
        350,000              79,425    105,900    132,375    158,850    185,325
        400,000              91,050    121,400    151,750    182,100    212,450
        450,000             102,675    136,900    171,125    205,350    239,575
        500,000             114,300    152,400    190,500    228,600    266,700

--------
(1) Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $130,000 during 1999 and during 1998 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $160,000 during 1999 and during 1998. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the "bonus" column of the summary compensation table. As of December 31, 1998, Messrs. Fischette, MacCrum, Ward, Maurer and Bailey had 19, 29, 1, 8 and 11 years of service, respectively, under the plans. Mr. Bailey was also covered by a pension plan applicable to certain of the Company's foreign employees with respect to his years of service in the Company's Belgian and other European operations. Pursuant to the formula used to calculate the benefits payable to Mr. Bailey for such service he is entitled to an annual amount upon retirement equal to the greater of (a) .5% of his average compensation up to the parallel average Belgian state pension ceiling, plus 1.5% of such compensation in excess of this ceiling, for the period he was covered by the plan, and (b) two times Mr. Bailey's own contributions to the plan plus interest at 4% per year. In Mr. Bailey's case the latter calculation would apply.

Section 16(a) Beneficial Ownership Reporting Compliance

A Form 3 was filed late with respect to Messrs. Jonathan H. Maurer, William P. Mooney and Dennis J. Sulick when they were appointed executive officers in 1998. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

                          APPROVAL OF READOPTION AND
                  AMENDMENT OF STOCK OPTION PLAN (PROPOSAL 2)

The Company's Stock Option Plan (the "Stock Option Plan") was originally adopted by the Company's Board of Directors on January 10, 1985. On February 1, 1999, the Board of Directors made certain amendments (the "Amendments") to the Stock Option Plan (as so amended, the "Amended Plan") as described below. The affirmative vote of the stockholders of the Company on or prior to January 31, 2000 is required for approval of the readoption and amendment of the Stock Option Plan.

If the stockholders of the Company do not approve the Amendments as proposed in this proxy statement (i) the Stock Option Plan shall remain in effect without including the Amendments, and (ii) as required in connection with the approval of the Amendments pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as described below, no further grants under the Stock Option Plan would be made to the Chief Executive Officer or any of the other four highest compensated executive officers of the Company.

The Board of Directors recommends a vote FOR approval of readoption and amendment of the Stock Option Plan.

A summary of the Amended Plan is provided below, but the summary is qualified in its entirety by the full text of the Amended Plan, which is set forth as Exhibit A to this Proxy Statement.

Amendments. The description of the Amended Plan provided below includes the Stock Option Plan as amended by the Amendments. In general, the Amendments were adopted to (i) add 2,700,000 shares of Common Stock to the Stock Option Plan, (ii) extend the termination date of the Stock Option Plan until January 31, 2009, (iii) add the ability to issue restricted shares and restricted performance shares under the Stock Option Plan, (iv) permit the grant of stock options and stock appreciation rights, along with restricted performance shares, under the Stock Option Plan to qualify for the "performance-based" exception to the limit on executive officer compensation deductibility under
Section 162(m) of the Code, and therefore permit compensation arising upon exercise of the options or stock appreciation rights or the award of restricted performance shares to be deductible by the Company, as described below and (v) make other minor technical and conforming changes.

There have not been any shares added to the Stock Option Plan since its initial approval in 1985. At present, there are only approximately 254,540 shares remaining under the Stock Option Plan and available for grant. The Amendments increase the number of shares available by 2,700,000 shares and extend the expiration date of the Stock Option Plan until January 31, 2009.

The Amendments also add the ability for the Compensation Committee to award restricted shares or restricted performance shares under the Stock Option Plan. The Company believes that it needs the flexibility to have such stock compensation features available to it, especially in connection with attracting a new Chief Executive Officer and a new Chief Financial Officer to the Company.

The last principal amendment to the Stock Option Plan is to include the necessary provisions to allow grants of stock options and stock appreciation rights, and awards of restricted performance shares, to qualify for an exception to the limits on deductibility under Section 162(m) of the Code.
Section 162(m) of the Code disallows federal income tax deductions to a company for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance based. The Amended Plan has been structured so that compensation arising from the exercise of non-statutory stock options, from the exercise of stock appreciation rights, from the disqualifying disposition of shares acquired upon the exercise of incentive stock options, from stock appreciation rights granted at the time the related option is granted and from the vesting of certain performance restricted shares, should be performance based within the meaning of Section 162(m) of the Code. Restricted share awards that are not performance-related are not at present eligible for this performance-based exception and, if granted to any of such five officers, may be subject to the limits of Section 162(m) of the Code.

General. The purposes of the Amended Plan are to encourage eligible employees of the Company and its subsidiaries, including officers who are employees, to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company's Common Stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of it subsidiaries. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary.

Stock options (with or without stock appreciation rights) may be granted and restricted or restricted performance shares may be awarded to any person conditional upon such person becoming an employee of the Company or one of its subsidiaries, but any such options or rights or restricted or restricted performance shares are deemed granted as of the date such person becomes such an employee and become null and void unless that occurs before a date specified by the Company and not more than six months after the Company grants such options or rights or restricted or restricted performance shares. The Amended Plan provides for the grant of "incentive stock options" pursuant to
Section 422 of the Code, "nonstatutory stock options", i.e., stock options which do not qualify under Section 422 or 423 of the Code, or both types of stock options (but not in tandem). Additionally, alternative or non-alternative stock appreciation rights may be granted together with stock options. The Amended Plan also provides for the award of restricted or restricted performance shares.

Originally under the Amended Plan there were (as adjusted to reflect stock splits and distributions by the Company) 4,138,640 shares available to be issued and delivered upon the exercise of stock options or stock appreciation rights. As of February 1, 1999, after adjustment to reflect the transfer of 100,000 available shares to the 1993 Non-Employee Directors' Stock Option Plan, the remaining aggregate number of shares available under the Plan is 946,040 (consisting of 691,500 shares reserved for outstanding stock options and 254,540 shares available for stock options which have not yet been granted). After the Amendments, the aggregate number of shares of the Company's Common Stock which may be issued upon exercise of the stock options or stock appreciation rights and pursuant to which restricted or restricted performance share awards may be made under the Amended Plan would be 2,954,540 shares. The maximum number of shares as to which stock options may be granted and as to which shares may be awarded pursuant to restricted or restricted performance share awards under the Amended Plan to any one employee from February 1, 1999 through the duration of the Plan is 700,000 shares. Authorized but unissued or reacquired shares may be issued or delivered. The Stock Option Plan currently provides that no stock options or stock appreciation rights could be granted subsequent to February 10, 2003. The Amended Plan extends such date to January 31, 2009.

In the event that any outstanding stock option is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option are again available for purposes of the Amended Plan, except that to the extent that alternative stock appreciation rights granted in conjunction with a stock option are exercised and the related stock option is surrendered, the aggregate number of shares which may be issued or delivered under the Amended Plan is reduced by the number of shares issued or delivered in payment of such alternative stock appreciation rights. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted or restricted performance shares awarded under the Amended Plan, the number of shares so forfeited are again available for purposes of the Amended Plan. The Amended Plan also contains antidilution provisions which provide in certain events for proportionate adjustments in the number of shares of Common Stock which may be offered under the Amended Plan.

Administration. The Amended Plan is administered by the Compensation Committee of the Board of Directors (see "Board of Directors and Committees of the Board," above). None of the members of the Compensation Committee is eligible to participate in the Amended Plan. Members of the Compensation Committee are selected by the Board and may be removed by the Board at any time.

Subject to the provisions of the Amended Plan, the Compensation Committee has full and final authority, in its discretion, to grant the incentive stock options or nonstatutory stock options (with or without stock appreciation rights) under the Amended Plan, to award restricted or restricted performance shares and to determine the employees to whom each grant or award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant or award, the Compensation Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Compensation Committee may deem relevant.

The Compensation Committee also has the power to interpret the Amended Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Amended Plan as it deems necessary and advisable in its administration of the Amended Plan.

Terms of Stock Options. The option price for each stock option granted under the Amended Plan is determined by the Compensation Committee, in its discretion, but may not be less than 100%, in the case of incentive stock options, or 80%, in the case of nonstatutory stock options, of the fair market value of the shares of Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an individual who, immediately prior to such grant, owns actually or constructively, pursuant to the rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "10% Employee"), the option price may be not less than 110% of fair market value on the date of grant. Fair market value for all purposes under the Amended Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the Company, currently measured as quoted in the New York Stock Exchange Composite transactions listing in The Wall Street Journal, on the date as of which fair market value is determined. As of March 10, 1999, the fair market value of a share of Common Stock of the Company, as so computed, was $5.97.

No incentive stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of a 10% Employee), and no nonstatutory stock option may be exercised after the expiration of ten years from the date of grant. An exercisable stock option may be exercised in whole or in part. Otherwise, stock options granted under the Amended Plan may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Compensation Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Compensation Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in party by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, or, if so provided in the stock option agreement, the optionee may pay that portion of the option price which exceeds the aggregate par value of the shares being purchased in whole or in part with secured or unsecured promissory notes of the optionee maturing in less than one year. The option price is payable at such time or times as the Compensation Committee, in its discretion, determines. Payment of the option price with shares does not increase the aggregate number of shares of Common Stock which may be issued or delivered under the Amended Plan.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock under all plans of the Company or a subsidiary employing the optionee are exercisable for the first time by an employee during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Amended Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, the exercise date of such incentive stock options will be accelerated only to the extent, if any, that does not result in a violation of the $100,000 restriction, and in such event the exercise date of the incentive stock options with the lowest option price would be accelerated first.

Notwithstanding any provision of the Amended Plan or any stock option agreement or an amendment thereto, any optionee who has made a hardship withdrawal from the Company's Thrift/Savings Plan is prohibited, for a period of twelve (12) months following such hardship withdrawal, from exercising any stock option granted under the Amended Plan in such a manner and to the extent that the exercise of such stock option would result in an employee elective contribution or an employee contribution to an employer plan within the meaning of Treasury Regulation (S) 1.401(k)-1(d)(2)(iii)(B)(3) or any successor regulation thereto.

Unless the Compensation Committee determines otherwise in a stock option agreement, or amendment thereto, the following provisions of this paragraph apply in the event of any termination of employment, except that the preceding paragraph applies in any event if the exercise date of any incentive stock option would be accelerated. If the employment of an optionee who is not a Disabled Optionee (as defined in the Amended Plan) is voluntarily terminated with the consent of the Company or a subsidiary and the Company consents to such exercise, or if an optionee retires under any retirement plan of the Company or a subsidiary, any then outstanding incentive stock option held by the optionee is exercisable (but only to the extent the incentive stock option was exercisable on the date of termination of employment) at any time prior to the expiration of the incentive stock option or within three months after the date of termination of employment, whichever is the shorter period. If the employment of an optionee who holds a nonstatutory stock option is voluntarily terminated with the consent of the Company or a subsidiary and the Company consents to such exercise, or if such optionee retires under any retirement plan of the Company or a subsidiary, any then outstanding nonstatutory stock option held by the optionee is exercisable (but only to the extent the nonstatutory stock option was exercisable on the date of termination of employment) at any time prior to the expiration of the nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period. If the employment of an optionee is voluntarily terminated with such consent and such termination occurs because the optionee is a Disabled Optionee, any then outstanding incentive stock option held by the optionee is exercisable (but only to the extent the incentive stock option was exercisable on the date of termination of employment) at any time prior to the expiration of the incentive stock option or within one year after the date of termination of employment, whichever is the shorter period. In the event of the death of an optionee either during employment or after termination of employment during period when a stock option is exercisable as provided in the three preceding sentences, any outstanding stock option held by the optionee at the time of death is exercisable in whole or in part (whether or not so exercisable on the date of the death of the optionee) by the person or persons entitled to do so under the Will of the optionee or, if the optionee fails to make testamentary disposition of the stock option or dies intestate, by the legal representative of the optionee, in either case at any time prior to the expiration of the stock option or within one year after the date of death, whichever is the shorter period. If the employment of an optionee terminates for any other reason, the rights of the optionee under any then outstanding stock option and stock appreciation rights shall terminate at the time of such termination of employment.

The antidilution provisions contained in the Amended Plan also provide in certain events for proportionate adjustments in the number of shares covered by outstanding stock options and in the option price of outstanding stock options.

No stock option or stock appreciation right granted under the Amended Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option or stock appreciation right may be exercised during an optionee's lifetime only by the optionee.

Each grant of a stock option or stock appreciation right must be confirmed by a stock option agreement, or amendment to an existing agreement, between the Company and the optionee which sets forth the terms of the stock option or stock appreciation right.

Stock Appreciation Rights. Stock appreciation rights granted together with a nonstatutory stock option may be granted either at the time the nonstatutory stock option is granted or at any time thereafter during the term of such stock option. Stock appreciation rights granted together with an incentive stock option may only be granted at the time such incentive stock option is granted.

If non-alternative stock appreciation rights are granted together with a stock option, such stock appreciation rights entitle the person or persons who are entitled to exercise the related stock option, upon exercise of the related stock option, or any portion thereof, to receive from the Company (in addition to the shares to be received upon exercise of the related stock option) that number of shares of Common Stock having an aggregate fair market value on the date of exercise of the related stock option equal to the excess of the fair market value of one share of Common Stock over the option price per share payable pursuant to the related stock option times the number of shares covered by the related stock option, or portion thereof, which is exercised. No fractional shares are issued or delivered but instead cash is paid in lieu of any fractional shares. The Compensation Committee has authority, in its discretion, to determine at any time that all or any part of the obligation of the Company with respect to non-alternative stock appreciation rights (other than those granted together with incentive stock options) will be paid in cash.

If alternative stock appreciation rights are granted together with a stock option, such stock appreciation rights entitle the person or persons who are entitled to exercise the related stock option to surrender unexercised the related stock option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value, on the date of exercise of the alternative stock appreciate rights, equal to the excess of the fair market value of one share of Common Stock on such date of exercise over the option price per share payable pursuant to the related stock option times the number of shares covered by the related stock option, or portion thereof, which is surrendered. Alternative stock appreciation rights granted together with an incentive stock option are not exercisable, however, unless the fair market value per share of the Common Stock on the date of exercise exceeds the option price per share payable pursuant to such incentive stock option. No fractional shares are issued or delivered but instead, except as provided below, cash is paid in lieu of any fractional shares. The Compensation Committee has authority, in its discretion, to determine at any time that all or any part of the obligation of the Company with respect to alternative stock appreciation rights will be paid in cash.

Restricted and Restricted Performance Shares. Restricted and restricted performance share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the time the restrictions lapse.

Each restricted or restricted performance share award must be confirmed by an agreement between the Company and the awardee, which sets forth the number of restricted or restricted performance shares awarded, the restrictions imposed thereon, the duration of such restrictions, the performance criteria, if any, the events the occurrence of which would cause a forfeiture of the restricted or restricted performance shares and such other terms and conditions as the Committee in its discretion deems appropriate.

Following a restricted or restricted performance share award and prior to the lapse of the applicable restrictions, share certificates representing the restricted or restricted performance shares are held by the Company in escrow. Except in certain circumstances, the Committee, in its discretion, may determine that dividends and other distributions on the shares held in escrow shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse of the applicable restrictions (and not before such time), the share certificates representing the restricted or restricted performance shares and unpaid dividends, if any, are delivered to the awardee. From the date a restricted share or restricted performance share award is effective, however, the awardee is a shareholder with respect to all the shares represented by the share certificates for the restricted or restricted performance shares and has all the rights of a shareholder with respect to the restricted or restricted performance shares, including the right to vote the restricted or restricted performance shares, subject only to the preceding provisions of this paragraph and the restrictions imposed by the Committee.

With respect to restricted performance shares, the Committee, in its discretion, may award the restricted performance shares, which shall be earned by an awardee based on the level of performance over a specified time by the Company, a subsidiary or subsidiaries, any branch, department or other portion thereof, or by an awardee individually, as determined by the Committee. The performance targets to be met by awardees may be expressed in terms of Common Stock fair market value, revenues, net profit and/or earnings per share, percentage of profitability which are return on assets or return on equity, asset growth or maintenance, ratio of capital to assets or such other similar level or levels of accomplishment by the Company, a subsidiary or subsidiaries, any branch, department or other portion thereof, or by an awardee individually, as may be established or revised from time to time by the Committee.

The Committee will in connection with the grant of restricted performance shares set forth a performance period, a performance target, and/or a minimum target as described in the Amended Plan. A performance target and/or minimum target will be established by the Committee not later than 90 days after the commencement of the performance period to which it relates (or not later than after 25% of the performance period has expired, if less), provided that any such target will always be established when the outcome is substantially uncertain.

An awardee will earn the restricted performance shares in full by meeting the performance target for the performance period, in addition to meeting any time vesting requirements determined by the Committee. If the minimum target is not met, no performance shares will be earned by the awardee. If the minimum target is attained but the performance target is not attained, the portion of the restricted performance shares earned by the awardee shall be such portion as is established by the Committee at the time of grant.

Shares which do not vest due to failure to meet performance targets will be forfeited. It is intended that the compensation received by awardees of restricted performance shares will qualify as performance-based compensation under Section 162(m) of the Code.

Amended Plan Benefits. From time to time grants of incentive stock options have been made under the Amended Plan. No grants of nonstatutory stock options or stock appreciation rights have yet been made. The following table sets forth the number of options granted to the following persons or groups under the Amended Plan and not exercised, forfeited or returned to the Company through February 1, 1999. A portion of the options which have been granted may not have yet vested pursuant to the terms of the stock option agreements with respect to such options.

                             Amended Plan Benefits

                                                                     Number of
Name and Position                                                  Stock Options
-----------------                                                  -------------
Thomas A. McConomy................................................          0
Joseph A. Fischette...............................................     50,000
John M. MacCrum...................................................     50,000
Benjamin F. Ward, Jr..............................................     60,000
Jonathan H. Maurer................................................     30,000
Current executive officers, as a group............................    235,000
Employees, not including current executive officers, as a group...    456,500

Miscellaneous. The Board of Directors may alter or amend the Amended Plan at any time except that, without approval of the stockholders of the Company, no alteration or amendment may (i) increase the total number of shares which may be issued or delivered under the Amended Plan, (ii) make any changes in the class of employees eligible to be granted incentive stock options under the Amended Plan, (iii) change the maximum number of shares as to which stock options may be granted and as to which restricted or restricted performance shares may be awarded to any employee under the Amended Plan, (iv) extend the periods set forth in the Amended Plan during which stock options or stock appreciation rights may be granted or restricted or restricted performance shares awarded beyond January 31, 2009 or (v) be made if stockholder approval of the amendment is at the time required for stock options or restricted or restricted performance shares under the Amended Plan to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Common Stock may then be listed. In addition, no termination or amendment of the Amended Plan may, without the written consent of the holder of a stock option or stock appreciation right theretofore granted under the Amended Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Amended Plan at any time, but termination of the Amended Plan would not terminate any outstanding stock options or stock appreciation rights granted or cause the forfeiture of any restricted or restricted performance shares awarded under the Amended Plan.

If an employee who has been granted stock options or stock appreciation rights or awarded restricted or restricted performance shares under the Amended Plan engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Company or any of its subsidiaries, the Compensation Committee may in its discretion immediately terminate all stock options and stock appreciation rights or cause the forfeiture of restricted or restricted performance shares held by such person.

Neither the adoption of the Amended Plan nor any action of the Board of Directors or the Compensation Committee shall be deemed to give any employee any right to be granted a stock option or stock appreciation rights or awarded restricted or restricted performance shares under the Amended Plan and nothing in the Amended Plan or in any stock option or stock appreciation rights granted or restricted or restricted performance share awarded under the Amended Plan or in any stock option or restricted or restricted performance share agreement confers any right upon any employee to continue in the employ of the Company or any subsidiary or interfere in any way with the rights of the Company or any subsidiary to terminate the employment of any employee at any time.

The Amended Plan contains no provision prohibiting the grant of stock options by the Compensation Committee upon the condition that outstanding stock options granted at a higher option price be surrendered for cancellation.

Certain outstanding stock options granted under the Amended Plan may from time to time have option prices in excess of the market price per share of the Company's Common Stock. It is possible, therefore, that the Compensation Committee may grant stock options under the Amended Plan exercisable at the fair market value of shares of Common Stock on the date of grant upon the condition that outstanding stock options with a higher option price granted under the Amended Plan be surrendered for cancellation.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of incentive stock options and nonstatutory stock options and the making of restricted and restricted performance share awards under present law.

Incentive Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option, however, generally does result in an increase in an optionee's taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) is treated as compensation received by the optionee in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a "disqualifying disposition" of the shares transferred, but under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, is recognized.

Neither the Company nor any of its subsidiaries is entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the "Limits on Deductions/Other Tax Matters" below.

Nonstatutory Stock Options. An optionee generally does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the optionee on the date of exercise of the stock option.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the optionee upon exercise of a nonstatutory stock option, subject to the "Limits on Deductions/Other Tax Matters" below.

Stock Appreciation Rights. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of alternative or non-alternative stock appreciation rights. Upon the exercise of alternative or non-alternative stock appreciate rights, the fair market value of shares received, determined as of the date of exercise, is treated as compensation received by the optionee in the year of exercise.

Any cash received by an optionee in lieu of shares following the exercise of alternative or non-alternative stock appreciation rights is treated as compensation received by the optionee and is taxable in the year of exercise.

In each instance that an amount is treated as compensation received by the optionee, the Company or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid.

Restricted Shares. An awardee does not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the awardee and is taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the awardee, subject to the "Limits on Deductions/Other Tax Matters" below.

Limits on Deductions/Other Tax Matters. The exercise by an optionee of a stock option or the lapse of restrictions on restricted stock following the occurrence of a change in control event, as may be contained in an employment agreement with an optionee, in certain circumstances may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee or the awardee on all or a portion of the Common Stock or cash resulting from the exercise or the restricted shares on which the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Section 162(m) of the Code disallows a compensation deduction for compensation paid to the Chief Executive Officer and any of the other four highest compensated officers in excess of $1 million each in any taxable year, except that compensation that is performance-based may be excluded from this deduction limitation. (The $1 million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph.) With respect to awards granted after the Amendments, the Amended Plan has been structured so that compensation arising from the exercise of nonstatutory stock options, the disqualifying disposition of shares acquired upon exercise of incentive stock options, stock appreciation rights granted at the time the related option is granted or the vesting of restricted performance shares based on the performance goals or measures set forth in the Plan should be performance-based within the meaning of Section 162(m) of the Code. Restricted share awards, restricted performance shares based in whole or in part on any goal or measure other than the performance goals set forth in the Plan (or if the Committee fails to certify attainment of the performance goals prior to paying such award), and stock appreciation rights granted after the related option is granted are not at present eligible for this performance-based exception and, if granted to any of such five officers, may be subject to the limits of Section 162(m) of the Code.

                             INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP audited the Company's annual financial statements for 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

                                 VOTE REQUIRED

The two nominees for election as Directors in the Class of 2000 and the two nominees for election as directors in the Class of 2002 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors of their respective class at that meeting by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes. The affirmative vote of the holders of a majority of the votes cast of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, is necessary to approve the actions proposed in proposal 2 of the accompanying Notice of 1999 Annual Meeting of Stockholders. Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, the total number of votes cast "for" or "against" will be counted for purposes of determining the minimum number of affirmative votes required for approval of proposal 2 and the total number of votes cast "for" any of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting or any broker non-vote shall not be counted in such voting.

                                OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2000 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 18, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2000 Annual Meeting. The 2000 Annual Meeting is tentatively scheduled for April 18, 2000.

In connection with the 2000 Annual Meeting of Stockholders, if the Company does not receive notice of a matter or proposal to be considered (whether or not the proponent thereof intends to include such matter or proposal in the Proxy Statement of the Company) on or before February 2, 2000, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at such Annual Meeting, if such matter or proposal is raised at such Annual Meeting.

                                                   Joseph A. Fischette
                                                        Secretary

March 18, 1999

                                                                      Exhibit A

                           CALGON CARBON CORPORATION

                               STOCK OPTION PLAN
              (As amended and restated through February 1, 1999)

  The purposes of the Stock Option Plan (the "Plan") are to encourage eligible employees of Calgon Carbon Corporation (the "Company") and any other corporation in the Chain, as defined below, including officers who are employees, to increase their efforts to make the Company and each Subsidiary more successful, to provide an additional inducement for such individuals to remain with the Company or a Subsidiary, to reward such individuals by providing the opportunity to acquire Common Stock of the Company ("Common Stock") on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its Subsidiaries. The "Chain" shall mean all corporations in an unbroken chain of corporations including the Company, in which each of the corporations other than the last corporation in the chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. "Subsidiary" shall mean any corporation in the Chain directly or indirectly controlled by the Company.

                                   SECTION 1
                                Administration

  The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be (i) "Non-Employee Directors" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor Rule and (ii) an "outside director" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision.

  The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to grants or awards under the Plan, shall be subject to the determination of the Committee which shall be final and binding.

  The Committee shall keep records of action taken at its meetings, a majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                   SECTION 2
                                  Eligibility

  Those employees ("Key Employees") of the Company or any Subsidiary (including, but not limited to, covered employees as defined in Section 162(m)(3) of the Code, or any successor provision) who are important to the management, growth or protection of the business of the Company or any Subsidiary shall be eligible to receive stock options (with or without stock appreciation rights) and to receive restricted or restricted performance share awards as described herein.

  Stock options (with or without stock appreciation rights) may be granted and restricted or restricted performance shares may be awarded to any person conditional upon such person's becoming a Key Employee of the Company or any Subsidiary, but any such options or rights or restricted or restricted performance shares shall be deemed granted or awarded as of the date such person becomes such a Key Employee and shall be null and void unless that occurs before a date specified by the Committee and not more than six months after the Committee acts to grant such options or rights or award such restricted or restricted performance shares.

  Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options (with or without stock appreciation rights) and to award restricted or restricted performance shares as described herein and to determine the individuals to whom any such grant or award shall be made and the number of shares to be covered by each stock option. In determining the eligibility of any individual, as well as in determining the number of shares covered by each grant of a stock option or award of restricted or restricted performance shares, the Committee shall consider the position and the responsibilities of the individual being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant.

                                   SECTION 3
                        Shares Available under the Plan

  The aggregate number of shares of Common Stock which was originally available under the Plan, as adjusted to reflect stock splits and distributions by the Company, was 4,138,640 shares. Immediately prior to the date of the amendment and restatement of the Plan, after adjustment to reflect the transfer of 100,000 available shares to the 1993 Directors' Stock Option Plan, the remaining aggregate number of shares of Common Stock which may be issued or delivered under the Plan upon exercise of stock options is 946,040 shares (consisting of 691,500 shares reserved for outstanding stock options and 254,540 shares available for stock options which have not yet been granted or for awards of restricted or restricted performance shares), subject to adjustment and substitution as set forth in Section 6. As of the date of the amendment and restatement, an additional 2,700,000 shares are available under the Plan, subject to adjustment and substitution as set forth in Section 6.

  In addition, if non-alternative stock appreciation rights are granted together with any stock option with the effect provided in Section 5(D)(1), up to one additional share of Common Stock may be issued or delivered under the Plan in payment of such stock appreciation rights for each share issued or delivered upon the exercise of such stock option. If alternative stock appreciation rights are granted together with any stock option with the effect provided in Section 5(D)(2), upon the exercise of any such alternative stock appreciation rights in lieu of the related stock option, the number of shares which may be issued or delivered under the Plan upon the exercise of stock options as provided in the first sentence of this paragraph shall be reduced by the number of shares, if any, issued or delivered in payment of such alternative stock appreciation rights. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined by the Board.

  Except as provided in the preceding paragraph, if any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such stock option shall again be available for the purposes of the Plan. If shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted or restricted performance shares awarded under the Plan, the shares so forfeited shall again be available for purposes of the Plan. To the extent any restricted performance shares are not earned, the number of shares shall again be available for purposes of the Plan.

                                   SECTION 4
             Grant of Stock Options and Stock Appreciation Rights
           and Awards of Restricted or Restricted Performance Shares

  The Committee shall have authority, in its discretion, (a) to grant "incentive stock options" pursuant to Section 422 of the Code to grant "nonstatutory stock options" (stock options which do not qualify under Section 422 or Section 423 of the Code) or to grant both types of stock options (but not in tandem), (b) to award restricted shares and (c) to award restricted performance shares, all as provided herein. The Committee shall also have authority, in its discretion, to grant alternative or non-alternative stock appreciation rights together with stock options with the effect provided in
Section 5(D).

  Stock appreciation rights granted together with a nonstatutory stock option may be granted either at the time such stock option is granted or at any time thereafter during the term of such stock option. Stock appreciation rights granted together with an incentive stock option may only be granted at the time such incentive stock option is granted.

  From February 1, 1999 through the duration of the Plan, the maximum number of shares as to which stock options (with or without stock appreciation rights) may be granted and as to which restricted or restricted performance shares may be awarded under the Plan to any one employee is 700,000 shares, subject to adjustment and substitution as set forth in Section 6. For the purposes of this limitation, any adjustment or substitution made pursuant to
Section 6 with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to stock options or restricted or restricted performance share awards previously granted under the Plan to such employee.

  Notwithstanding any other provision contained in the Plan or in any agreement referred to in Section 5(G), but subject to the last two sentences of this paragraph, the aggregate fair market value, determined as provided in
Section 5(H) on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year under all plans of the Company employing such grantee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. Any purported grants of incentive stock options in excess of such $100,000 shall be deemed to be grants of nonstatutory stock options. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, and the acceleration of such exercise date would result in a violation of the limitation set forth in the second preceding sentence, then, notwithstanding any such violation, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall nevertheless be accelerated with the exercise dates of the incentive stock options with the lowest option prices being accelerated to the earliest such dates and with any remaining options being converted in whole or in part to nonstatutory stock options. A grantee may, with the consent of the Committee, choose not to accelerate the exercise date of any such incentive stock options which would violate the $100,000 limitation set forth in the first sentence of this paragraph by indicating his or her decision to do so in writing to the Committee within 10 days after such acceleration would have otherwise become effective.

                                   SECTION 5
                   Terms and Conditions of Stock Options and
                           Stock Appreciation Rights

  Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

    (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%), in the case of incentive stock options, or eighty percent (80%), in the case of nonstatutory stock options, of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an individual who, immediately prior to such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Employee"), the option price shall be not less than 110% of such fair market value on the date of grant. For purposes of this Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(H). For purposes of this Section 5(A), an individual shall be considered as owning not only shares of Common Stock owned individually but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual, and shall also be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

    (B) The option price shall be payable in cash; provided, however, that in lieu of cash a grantee may, if authorized by the Committee at the time of grant, in the case of an incentive stock option, or at any time, in the case of a nonstatutory stock option, pay the option price in whole or in part by tendering to the Company shares of Common Stock owned by the grantee and having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(H), equal to the option price for the shares being purchased (except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option), or, if so provided in the option agreement referred to in Section 5(G), the grantee may pay that portion of the option price which exceeds the aggregate par value of the shares being purchased in whole or in part with secured or unsecured promissory notes of the grantee maturing in less than one year. The option price shall be payable at such time or times as the Committee, in its discretion, shall determine. Delivery of shares, if authorized, may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, unless the Committee, in its discretion, shall otherwise determine at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the stock option until the Company has received payment of the option price in full. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in Section 3.

    (C) No nonstatutory stock option shall be exercisable after the expiration of ten years from the date of grant. No incentive stock option shall be exercisable after the expiration of ten years (five years, in the case of a Ten Percent Employee) from the date of grant. Subject to this
  Section 5(C) and Sections 5(F), 5(G) and 5(I), and the other provisions of the Plan, stock options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Committee.

    (D)(1) If non-alternative stock appreciation rights are granted together with a stock option, such stock appreciation rights shall entitle the person or persons who are entitled to exercise the related stock option, upon exercise of the related stock option, or any portion thereof, to receive from the Company (in addition to the shares to be received upon exercise of the related stock option) that number of shares of Common Stock having an aggregate fair market value, determined as provided in Section 5(H), on the date of exercise of the related stock option equal to the excess of the fair market value of one share of Common Stock over the option price per share payable pursuant to the related stock option times the number of shares covered by the related stock option, or portion thereof, which is exercised. No fractional shares shall be issued or delivered but instead cash shall be paid in lieu of any fractional shares. The Committee shall have authority, in its discretion, to determine at any time that all or any part of the obligation of the Company with respect to nonalternative stock appreciation rights (other than those granted together with incentive stock options) shall be paid in cash.

      (2) If alternative stock appreciation rights are granted together with a stock option, such stock appreciation rights shall entitle the person or persons who are entitled to exercise the related stock option to surrender unexercised the related stock option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value, determined as provided in Section 5(H), on the date of exercise of the alternative stock appreciation rights equal to the excess of the fair market value of one share of Common Stock on such date of exercise over the option price per share payable pursuant to the related stock option times the number of shares covered by the related stock option, or portion thereof, which is surrendered. Alternative stock appreciation rights granted together with an incentive stock option shall not be exercisable, however, unless the fair market value per share of the Common Stock on the date of exercise, determined as provided in Section 5(H), exceeds the option price per share payable pursuant to such incentive stock option. No fractional shares shall be issued or delivered but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Committee shall have authority, in its discretion, to determine at any time that all or any part of the obligation of the Company with respect to alternative stock appreciation rights shall be paid in cash.

    (E) No stock option or stock appreciation rights shall be transferable by the grantee other than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death, and each stock option and stock appreciation right shall be exercisable during the lifetime of the grantee only by the grantee.

    (F) Unless otherwise determined by the Committee and provided in the stock option agreement referred to in Section 5(G) or an amendment thereto:

      (i) If the employment of a grantee who is not a Disabled Grantee as defined in clause (ii) below is voluntarily terminated with the consent of the Company or a Subsidiary and the Company consents to such exercise, or if a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable (to the extent exercisable on the date of termination of employment) by such grantee at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

      (ii) If the employment of a grantee who is disabled within the meaning of Section 422(c)(6) (formerly Section 422A(c)(7)) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Company or a Subsidiary, any then outstanding incentive stock option held by such Disabled Grantee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Disabled Grantee at any time prior to the expiration date of such incentive stock option or within one year after the date of termination of employment, whichever is the shorter period;

      (iii) If the employment of a grantee who holds a nonstatutory stock option is voluntarily terminated with the consent of the Company or a Subsidiary and the Company consents to such exercise, or if such grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding nonstatutory stock option held by such grantee shall be exercisable (to the extent exercisable on the date of termination of employment) by such grantee at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period; and

      (iv) Following the death of a grantee, either during employment or after termination of employment during a period when a stock option is exercisable as provided in clauses (i), (ii) or (iii) above, any outstanding stock option held by the grantee at the time of death shall be exercisable in whole or in part (whether or not so exercisable on the date of the death of the grantee but subject to the provisions of
    Section 4) by the person or persons entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of such stock option or shall die intestate, by the legal representative of the grantee, in either case at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

    If the employment of a grantee terminates for any reason other than as set forth above in this Section 5(F), the rights of such grantee under any then outstanding stock option and stock appreciation rights shall terminate at the time of such termination of employment. In addition, if a grantee engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise, and whether during or after termination of employment by the Company or a Subsidiary, which is then in competition with the Company or a Subsidiary, the Committee may in its discretion immediately terminate all stock options and stock appreciation rights held by such grantee.

    Whether termination of employment is a voluntary termination with consent of the Company or a Subsidiary and whether a grantee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case by the Committee and any such determination by the Committee shall be final and binding.

    (G) All stock options and stock appreciation rights shall be confirmed by a stock option agreement, or amendment thereto, which shall be executed by the President or any Vice President on behalf of the Company and by the individual to whom such stock options or stock appreciation rights are granted. The provisions of such agreements need not be identical.

    (H) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(H). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this
  Section 5(H) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

    (I) The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company,
  (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

    (J) Notwithstanding any other provision of this Section 5 or any other provision of the Plan or any stock option agreement or an amendment thereto, any grantee who has made a hardship withdrawal from the Calgon Carbon Corporation Thrift/Savings Plan shall be prohibited, for a period of twelve (12) months following such hardship withdrawal, from exercising any stock option granted under the Plan in such a manner and to the extent that the exercise of such stock option would result in an employee elective contribution or an employee contribution to an employer plan within the meaning of Treasury Regulation (S) 1.401(k)-1(d)(2)(iii)(B)(3) or any successor regulation thereto.

  Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation rights granted under the Plan shall be subject to such other terms and conditions as the Committee shall deem advisable.

                                  SECTION 5A
                    Terms and Conditions of Restricted and
                      Restricted Performance Share Awards

  Restricted and restricted performance share awards shall be evidenced by a written agreement in a form prescribed by the Committee, in its discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section
5A), the duration of such restrictions, events (which may, in the discretion of the Committee, include termination of employment or performance-based events) the occurrence of which would cause a forfeiture of the restricted or restricted performance shares and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted and restricted performance share awards shall be effective only upon execution of the applicable restricted or restricted performance share agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical. Awards of restricted or restricted performance shares shall be effective on the date determined, in its discretion, by the Committee.

  Following a restricted or restricted performance share award and prior to the lapse or termination of the applicable restrictions, the share certificates representing the restricted or restricted performance shares shall be held by the Company in escrow together with related stock powers in blank signed by the grantee. Except as provided in Section 6, the Committee, in its discretion, may determine that dividends and other distributions on the shares held in escrow shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse or termination of the applicable restrictions (and not before such time), the share certificates representing the restricted or restricted performance shares and unpaid dividends, if any, shall be delivered to the grantee. From the date a restricted or restricted performance share award is effective, the grantee shall be a shareholder with respect to all the shares represented by the share certificates for the restricted or restricted performance shares and shall have all the rights of a shareholder with respect to the restricted or restricted performance shares, including the right to vote the restricted or restricted performance shares and to receive all dividends and other distributions paid with respect to the restricted or restricted performance shares, subject only to the preceding provisions of this paragraph and the other restrictions imposed by the Committee.

  Neither this Section 5A nor any other provision of the Plan shall preclude an awardee from transferring or assigning restricted or restricted performance shares to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of restricted or restricted performance shares from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and restricted or restricted performance shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.

  With respect to restricted performance shares, the Committee, in its discretion, may award restricted performance shares which shall be earned by a grantee based on the level of performance over a specified period of time by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the grantee individually, as determined by the Committee. For the purposes of the grant of restricted performance shares, the following definitions shall apply:

    (i) "Performance Period" shall mean an accounting period of the Company or a Subsidiary of not less than one year, as determined by the Committee in its discretion.

    (ii) "Performance Target" shall mean that level of performance established by the Committee which must be met in order for the restricted performance shares to be fully earned. The Performance Target may be expressed in terms of Common Stock fair market value, revenues, net profit and/or earnings per share, percentage of profitability which are return on assets or return on equity, asset growth or maintenance, ratio of capital to assets or such other similar level or levels of accomplishment by the Corporation, a Subsidiary or Subsidiaries, any division, branch, department or other portion thereof or the grantee individually as may be established or revised from time to time by the Committee.

    (iii) "Minimum Target" shall mean a minimal level of performance established by the Committee which must be met before any part of the restricted performance shares is earned. The Minimum Target may be the same as or less than the Performance Target in the discretion of the Committee.

  A Performance Target and/or Minimum Target will be established not later than 90 days after the commencement of the Performance Period to which it relates (or not later than after 25 percent of the Performance Period has expired, if less), provided that any such target must be established when the outcome is substantially uncertain.

  A grantee shall earn the restricted performance shares in full by meeting the Performance Target for the Performance Period (in addition to any time vesting requirements determined by the Committee). If the Minimum Target has not been attained at the end of the Performance Period, no part of the restricted performance shares shall have been earned by the grantee. If the Minimum Target is attained but the Performance Target is not attained, the portion of the restricted performance shares earned by the grantee shall be such portion as is established by the Committee at the time of grant.

  Shares which do not vest due to failure to meet performance targets will be forfeited. Awards of restricted performance shares by the Committee need not be made every year.

  It is intended that any compensation received by grantees of restricted performance shares will qualify as performance-based compensation under
Section 162(m) of the Code and this portion of Section 5A shall be interpreted consistently with that intention.

                                   SECTION 6
                     Adjustment and Substitution of Shares

  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, (i) the number of shares of Common Stock then subject to any outstanding stock options, (ii) the number of shares of the Common Stock which may be issued under the Plan but are not subject to outstanding stock options and (iii) the maximum number of shares as to which stock options may be granted and as to which restricted or restricted performance shares may be awarded under the Plan to any employee under Section 4 on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted or restricted performance shares held in escrow, shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted or restricted performance shares on which they were distributed.

  If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option or stock appreciation rights, for each share of Common Stock which may be issued or delivered under the Plan but not then subject to an outstanding stock option or stock appreciation rights and for the maximum number of shares as to which stock options may be granted and as to which restricted or restricted performance shares may be awarded under the Plan to any employee under Section 4, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee, in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted or restricted performance shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted or restricted performance shares in respect of which such stock, securities, cash or other property was issued or distributed.

  In case of any adjustment or substitution as provided for in this Section 6, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

  If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, (i) the Committee shall make any adjustments to any then outstanding stock option or stock appreciation right which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction and (ii) unless otherwise determined by the Committee, in its discretion, any stock, securities, cash or other property distributed with respect to any restricted or restricted performance shares held in escrow or for which any restricted or restricted performance shares held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted or restricted performance shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

  No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted or restricted performance shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee, in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted or restricted performance shares exchanged therefor.

  If any such adjustment or substitution provided for in this Section 6 requires the approval of shareholders in order to enable the Company to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without prior shareholder approval. Notwithstanding the foregoing, in the case of any incentive stock option, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee in its discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of any such incentive stock option.

                                   SECTION 7
          Effect of the Plan on the Rights of Employees and Employer

  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any employee any right to be granted a stock option or stock appreciation rights or to be awarded restricted or restricted performance shares under the Plan. Nothing in the Plan, in any stock option or stock appreciation rights granted under the Plan, in any restricted or restricted performance shares awarded under the Plan or in any stock option agreement shall confer any right upon any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

                                   SECTION 8
                           Amendment and Termination

  The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options or stock appreciation rights granted or restricted or restricted performance shares awarded under the Plan and provided further that no such amendment of the Plan shall, without stockholder approval (a) increase the total number of shares which may be issued or delivered under the Plan, (b) make any changes in the class of employees eligible to receive stock options, stock appreciation rights or awards of restricted or restricted performance shares,
(c) change the maximum number of shares as to which stock options may be granted and as to which restricted or restricted performance shares may be awarded to any employee under Section 4 of the Plan, (d) extend the periods set forth in this Plan during which stock options or stock appreciation rights may be granted or restricted or restricted performance shares awarded beyond January 31, 2009 or (e) be made if stockholder approval of the amendment is at the time required for stock options or restricted or restricted performance shares under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Common Stock may then be listed. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option, stock appreciation rights or restricted or restricted performance shares theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

                                   SECTION 9
                                  Withholding

  Income, excise or employment taxes may be required to be withheld by the Company or a Subsidiary in connection with the grant or exercise of a stock option or stock appreciation right, upon a "disqualifying disposition" of the shares acquired upon exercise of an incentive stock option, at the time restricted or restricted performance shares are granted or vest or upon the receipt by the grantee of cash in payment of dividends on restricted or restricted performance shares which have not vested. Any taxes required to be withheld by the Company or any of its Subsidiaries upon the receipt by the grantee of cash in payment of dividends may be satisfied by the Company by withholding the taxes required to be withheld from the cash the grantee would otherwise receive. The Company will request that the grantee pay any additional amount required to be withheld directly to the Company in cash. If a grantee does not pay any taxes required to be withheld by the Company or any of its Subsidiaries within ten days after a request for the payment of such taxes, the Company or such Subsidiary may withhold such taxes from any compensation to which the grantee is entitled.

                                  SECTION 10
                      Effective Date and Duration of Plan

  The effective date and date of adoption of the Plan shall be January 10, 1985, the date of adoption of the Plan by the Board. The effective date of the readoption and the amendment and restatement of the Plan shall be February 1, 1999, provided that the amendment and restatement is approved by the stockholders at a meeting of stockholders duly called, convened and held on or prior to January 31, 2000, at which a quorom representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. No stock option granted under the Plan on or after February 1, 1999 may be exercised until after such approval; provided, that the foregoing shall not apply to stock options or stock appreciation rights granted with shares which were available under the Plan prior to the amendment and restatement of the Plan on February 1, 1999. No stock option or stock appreciation rights may be granted and no restricted or restricted performance shares may be awarded under the Plan subsequent to January 31, 2009.

                           CALGON CARBON CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of the Stockholders April 20, 1999

    Thomas A. McConomy and Joseph A. Fischette, or either of them, are hereby
P appointed proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the
R "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for April 20, 1999, and at
O any adjournment thereof, as directed on the reverse side of this proxy card and, in their discretion, on any other matters which may properly come
X   before the meeting.

Y THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposals 1 and 2.

    --Director with term expiring in 2000
       Harry H. Weil (2000)
       Robert L. Yohe (2000)

    --Director with term expiring in 2002
       Nick H. Prater (2002)
       Seth E. Schofield (2002)                                 -----------
                                                                SEE REVERSE
                                                                    SIDE
Please mark, sign and date this proxy card on the reverse side ----------- hereof and return it in the enclosed envelope.

 ..............................................................................

                          /\ FOLD AND DETACH HERE /\



                        Annual Meeting of Stockholders
                                      of
                           Calgon Carbon Corporation

                                April 20, 1999
                                   1:00 P.M.

                               Company's Office
                            400 Calgon Carbon Drive
                           Pittsburgh, Pennsylvania

      Please mark your
[ X ] votes as in this
      example.
      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. To elect         FOR     WITHHELD    The nominees are:
   Directors.       [ ]       [ ]         Harry H. Weil (2000)
                                          Robert L. Yohe (2000)
                                          Nick H. Prater (2002)
                                          Seth E. Schofield (2002)

For, except vote withheld from the following nominee(s):


--------------------------------------------------------


2. To approve the readoption and     FOR   AGAINST   ABSTAIN
   amendment of the Company's        [ ]     [ ]       [ ]
   Stock Option Plan.

--------------------------------------------------------------------------------

                                        YES      NO
I plan to attend the annual meeting.    [ ]     [ ]



SIGNATURE(S)                                 DATE
             -------------------------------      -------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 ................................................................................

                           /\ FOLD AND DETACH HERE/\





                           Calgon Carbon Corporation




                Please sign, date and return your proxy in the
                              enclosed envelope.